Exhibit 3.1

BYLAWS

OF

SAVVIS, INC.

(Amended and Restated as of July 31, 2008)

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the aggregate voting power of the issued and outstanding stock of the Corporation, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence, the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be granted by any means valid under the Delaware General Corporation Law. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of a majority of the aggregate voting power of the issued and outstanding stock of the Corporation entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

Section 1.8. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11. Director Nominations and Stockholder Business at Stockholders’ Meetings.

(a) Annual Meetings.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11 with regard to notice of such stockholder’s intent to make such nomination or nominations or to propose such business.

(2) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary of the Corporation, such notice shall be in the form required by this Section 1.11, and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice relating to the annual meeting shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the date of the immediately preceding year’s annual meeting of stockholders, notice by the stockholder must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of the annual meeting and the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form a stockholder’s notice to the Secretary (whether pursuant to this Section 1.11(a)(2) or Section 1.11(b)) shall be in writing and shall set forth: (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of the stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (b) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, if any; (ii) a representation that the stockholder is a holder of record of stock of the Corporation, that the stockholder intends to vote such stock at such meeting, and intends to appear in person or by proxy at the meeting to propose the business or make the nomination or nominations specified in the notice; (iii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any Stockholder Associated Person, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder, such beneficial owner, or any such Stockholder Associated Person with respect to any share of capital stock of the Corporation; (iv) in the case of a nomination or nominations of persons to be elected as directors, (a) the name and address of each person to be nominated, (b) a description of all agreements, arrangements or understandings between the stockholder or the beneficial owner, if any, on whose behalf a nomination is made, on the one hand, and each nominee or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder or on behalf of the beneficial owner, (c) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors of the Corporation, and (d) the consent of each nominee to being named in the proxy statement and to serve as a director of the Corporation if so elected; (v) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolution proposed for consideration by the stockholders and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, (d) any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf such business is proposed, and (e) such other information regarding each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Exchange Act had the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, applicable securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the Board of Directors’ nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the date of the first anniversary of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in this Section 1.11 with regard to notice of such stockholder’s intent to make such nomination or nominations. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by paragraph (a)(2) of this Section 1.11 shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting and the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General

(1) Only those persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election as directors at any annual or special meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11 (and in the case of a special meeting, Section 1.2). The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective nomination or proposal shall be disregarded.

(2) For purposes of this Section 1.11, “Stockholder Associated Person” of any stockholder or of any beneficial owner on whose behalf a nomination or nominations are being made or business is being proposed, shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or beneficial owner, (iii) any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, and (iv) any person controlling, controlled by or under common control with any person described in subsection (i), (ii), or (iii) of this Section 1.11(c)(2).

(3) For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(4) This Section 1.11 shall apply to all stockholder’s nominations and proposals to be brought before any meeting of stockholders. Nothing in this Section 1.11 shall (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) grant any stockholder a right to have any nominee included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any class or series of Preferred Stock of the Corporation to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of incorporation. Notwithstanding the foregoing provisions of this Section 1.11 and regardless of whether or not the stockholder is requesting inclusion of a proposal or nominee in the Corporation’s proxy statement or submitting the information for consideration at an annual or special meeting, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. (a) The business and affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. Without limiting any other powers of the Board of Directors under law, the Directors are expressly authorized to: (i) take all such actions as may be necessary to establish (and dissolve) representative, branch and subsidiary offices in the name of and on behalf of the Company in the United States and any other foreign country; (ii) sign contracts and other instruments in the name of and on behalf of the Company in the United States and any other foreign country; (iii) issue powers of attorney in the name of and on behalf of the

Company with respect to the Company’s operations and business in the United States and any other foreign country; and, (iv) appoint and remove legal representatives of the Company in the United States and any other foreign country. The Board of Directors may also delegate such powers to the officers of the Company.

(b) The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the Chief Executive Officer, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving, adopting or recommending to the stockholders any action or matter expressly required by these bylaws to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1. Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer, and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect a President and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The foregoing notwithstanding, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of stock of the same class and the same series shall be identical.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1. Indemnification. (a) Subject to Section 6.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise.

Section 6.2. Advancement of Expenses. (a) Subject to Section 6.3, with respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 6.3. Actions Initiated Against The Corporation. Anything in Section 6.1(a) or Section 6.2(a) to the contrary notwithstanding, with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation (or by a person serving at the request of the Corporation as a director or officer of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

Section 6.4. Contract Rights. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 6.1(a) and 6.2(a) shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

Section 6.5. Claims. (a) If (X) a claim under Section 6.1(a) with respect to any right to indemnification is not paid in full by the Corporation within thirty (30) days after a written demand has been received by the Corporation or (Y) a claim under Section 6.2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within thirty (30) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 6.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6.6. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 6.8. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.2. Seal. The Corporation may, but shall not be required to, have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 7.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.7. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether or not adopted by them.

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